UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

KLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive	Milpitas	California	95035
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KLAC	The Nasdaq Stock Market, LLC

Indicate by check mark	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Indenture and Officer’s Certificate

On June 23, 2022, KLA Corporation (the “Company”) issued $1,000,000,000 aggregate principal amount of its 4.650% Senior Notes due 2032 (the “2032 Notes”), $1,200,000,000 aggregate principal amount of its 4.950% Senior Notes due 2052 (the “2052 Notes”), and $800,000,000 aggregate principal amount of its 5.250% Senior Notes due 2062 (the “2062 Notes” and, together with the 2032 Notes and the 2052 Notes, the “Notes”) pursuant to an Indenture, dated as of June 23, 2022 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee. The Notes were offered and sold in a public offering pursuant to the Company’s registration statement on Form S-3 (File No. 333-265497) (the “Registration Statement”), including the base prospectus contained therein, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), a preliminary prospectus supplement, dated June 21, 2022 and a related final prospectus supplement, dated June 21, 2022.

The material terms of and conditions of each series of Notes are set forth in an Officer’s Certificate, dated June 23, 2022 (the “Officer’s Certificate”).

The 2032 Notes bear interest at a rate of 4.650% per year and will mature on July 15, 2032, the 2052 Notes bear interest at a rate of 4.950% per year and will mature on July 15, 2052, and the 2062 Notes bear interest at a rate of 5.250% per year and will mature on July 15, 2062. Interest on the Notes is payable on January 15 and July 15 of each year, beginning on January 15, 2023.

The Company may redeem an applicable series of Notes, in whole or in part, at any time and from time to time prior to the applicable Par Call Date (as defined below), at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the relevant redemption date (assuming the Notes of such series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate (as defined in the Officer’s Certificate) plus 25 basis points in the case of the 2032 Notes, 25 basis points in the case of the 2052 Notes or 30 basis points in the case of the 2062 Notes, less (b) interest accrued to the date of redemption, plus, under either prong (i) or (ii) above, interest accrued to the redemption date.

In addition, the Company may redeem any applicable series of Notes, in whole or in part and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus interest accrued the date of redemption. The Notes are unsecured and rank equally in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness.

“Par Call Date” means (i) with respect to the 2032 Notes, April 15, 2032 (three months prior to the maturity date of the 2032 Notes), (ii) with respect to the 2052 Notes, January 15, 2052 (six months prior to the maturity date of the 2052 Notes) and (iii) with respect to the 2062 Notes, January 15, 2062 (six months prior to the maturity date of the 2062 Notes).

In addition, the Company may be required to repurchase the Notes upon the occurrence of a change of control triggering event, as set forth in the Indenture.

The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and certain of its subsidiaries to incur liens on Principal Property (as defined in the Indenture) or the capital stock or indebtedness of certain subsidiaries; to engage in sale and lease-back transactions with respect to any Principal Property; and to consolidate, merge or convey, sell, transfer, lease or otherwise dispose of all or substantially all of its properties and assets.

The Indenture contains customary events of default, following the occurrence and continuance of which, the trustee or the holders of not less than 25% in aggregate principal amount of such series of Notes then outstanding may declare the principal of, premium, if any, and accrued interest on all Notes of such series through the date of such declaration immediately due and payable.

The Company expects to use a portion of the net proceeds from the Notes offering to fund the Company’s concurrent tender offer for its 4.650% Senior Notes due 2024. The Company intends to use the remainder of the net proceeds from the Notes offering, together with cash on hand and/or borrowings under its revolving credit facility, to repurchase $3.0 billion in shares of common stock pursuant to the Company’s share repurchase programs following the closing of the Notes offering.

The foregoing description of certain terms of the Indenture, the Officer’s Certificate and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Officer’s Certificate (including the form of the Notes included therein), copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Accelerated Share Repurchase Agreements

On June 23, 2022, the Company entered into accelerated share repurchase agreements, pursuant to the form of ASR Agreement filed herewith (hereinafter referred to as the “ASR Agreements”), with each of Goldman Sachs & Co. LLC and Citibank N.A. (each, a “Financial Institution” and together, the “Financial Institutions”) to repurchase an aggregate of up to $3.0 billion of the Company’s common stock. The ASR Agreements were entered into pursuant to the Company’s previously announced share repurchase programs. The Company is funding the share repurchases under the ASR Agreements with proceeds of the offering of the Notes.

Under the terms of the ASR Agreements, the Company will make payments in an aggregate amount of $3.0 billion to the Financial Institutions on June 24, 2022, and expects to receive on the same day initial deliveries of approximately 6,549,000 shares of the Company’s common stock in the aggregate from the Financial Institutions. The final number of shares to be repurchased by the Company will be based on the volume-weighted average stock price of the Company’s common stock during the term of the ASR Agreements, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreements. At settlement, under certain circumstances, one or more of the Financial Institutions may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of common stock or to make a cash payment, at its election, to one or more of the Financial Institutions. The final settlement of the transactions under the ASR Agreements is scheduled to occur in the Company’s second fiscal quarter ending December 31, 2022, subject to earlier termination under certain limited circumstances, as set forth in the ASR Agreements.

Each of the ASR Agreements contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to their scheduled maturities and various acknowledgements, representations and warranties made by the Company and the Financial Institutions, as applicable, to one another.

From time to time, one or more of the Financial Institutions and/or their affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which such Financial Institution has received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the ASR Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the issuance of the Notes is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 24, 2022, the Company issued a press announcing its entry into the ASR Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description

4.1	Indenture, dated as of June 23, 2022, by and between the Company and U.S. Bank Trust Company, National Association, as trustee

4.2	Officer’s Certificate, including forms of the Company’s 4.650% Senior Notes due 2032, 4.950% Senior Notes due 2052, and 5.250% Senior Notes due 2062

5.1	Opinion of Latham & Watkins LLP

10.1	Form of ASR Agreement

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press release, dated June 24, 2022

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA CORPORATION

Date: June 24, 2022	By:	/s/ Bren D. Higgins
	Name:	Bren D. Higgins
	Title:	Executive Vice President and Chief Financial Officer